EXHIBIT 23

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the WellChoice, Inc. 2003 Omnibus Incentive Plan and WellChoice, Inc. 2003 Employee Stock Purchase Plan of our report dated February 2, 2004, with respect to the consolidated financial statements and schedules of WellChoice, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2003.

/S/    ERNST & YOUNG LLP

New York, NY

February 24, 2004